UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 12, 2007

OGE ENERGY CORP.
(Exact Name of Registrant as Specified in Its Charter)

Oklahoma
(State or Other Jurisdiction of Incorporation)

1-12579	73-1481638
(Commission File Number)	(IRS Employer Identification No.)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321
(Address of Principal Executive Offices)	(Zip Code)

405-553-3000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

OGE Energy Corp. is the parent company of Oklahoma Gas and Electric Company (the “Company”), a regulated electric utility with approximately 762,000 customers in Oklahoma and western Arkansas, and Enogex Inc. and its subsidiaries, a natural gas pipeline business with principal operations in Oklahoma.

On December 12, 2007, the Company issued a press release discussing the effects of a major ice storm affecting OG&E’s service territory. The service restoration costs associated with the ice storm are expected to be significant, but will not have an immediate affect on customer rates or the Company’s earnings. In a rate order approved by the Oklahoma Corporation Commission in December 2005, OG&E is allowed to record storm-related expenses related to the Oklahoma jurisdiction as a regulatory asset to be reviewed for recovery in future rate cases. The related press release is furnished as Exhibit 99.01 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description

99.01	Press release dated December 12, 2007, announcing Ice storm sets new record for OG&E customer outages.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OGE ENERGY CORP.
(Registrant)

By:	/s/ Scott Forbes
Scott Forbes
Controller – Chief Accounting Officer

December 18, 2007

Exhibit 99.01

Ice storm sets new record for OG&E customer outages

Company receiving assistance from contractors, utilities, tree crews

OKLAHOMA CITY – OGE Energy Corp. (NYSE: OGE) said today that its OG&E utility subsidiary is restoring service to more than 300,000 customers who lost power following the Oklahoma ice storm of Dec. 8-10, a new record outage total for the company in a single storm.

OG&E has more than 1,000 people in the field working on ice storm response, with OG&E employees assisted by contractors, utility personnel and tree crews from states including Texas, Arkansas, New Mexico, Louisiana, Mississippi and Indiana.

OG&E officials said they appreciate customers’ patience as the company works to restore service as safely and quickly as possible.

The service restoration costs associated with the ice storm are expected to be significant, but will not have an immediate affect on customer rates or company earnings. In a rate order approved by the Oklahoma Corporation Commission in 2005, OG&E is allowed to book storm-related expenses related to Oklahoma as a regulatory asset to be reviewed for recovery in future rate cases.

OG&E serves more than 762,000 customers in a service area spanning 30,000 square miles in Oklahoma and western Arkansas. OGE Energy also is the parent company of Enogex Inc., a natural gas pipeline business with principal operations in Oklahoma.